Exhibit 21.1

The GEO Group, Inc. Subsidiaries

GEO International Holdings, Inc.
GEO RE Holdings LLC
WCC Financial, Inc.
WCC Development, Inc.
WCC/FL/01, Inc.
WCC/FL/02, Inc.
GEO Design Services, Inc.
GEO Care, Inc.
The GEO Group UK Ltd.
The GEO Group Ltd.
South African Custodial Holdings Pty. Ltd.
The GEO Group Australasia Pty, Ltd.
GEO Australasia Pty, Ltd.
The GEO Group Australia Pty, Ltd.
Australasian Correctional Investment Pty, Ltd.
Pacific Rim Employment Pty, Ltd.
Wackenhut Corrections Corporation N.V.
Canadian Correctional Management, Inc.
Miramichi Youth Center Management, Inc.
Wackenhut Corrections Puerto Rico, Inc.
Correctional Services Corporation
CPT Limited Partner LLC
CPT Operating Partnership LP
Correctional Properties Prison Finance LLC
Public Properties Development & Leasing LLC
GEO Holdings I, Inc.
GEO Acquisition II, Inc.
GEO Transport, Inc.
CSC of Tacoma, LLC
CPT Limited Partner, LLC
CPT Operating Partnership L.P.
Correctional Properties Prison Finance LLC
Public Properties Development and Leasing LLC
Just Care Inc.,